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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): OCTOBER 20, 2006

                          DURA AUTOMOTIVE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                      000-21139                      38-3185711
(State or other jurisdiction of   (Commission File Number)   (IRS Employer Identification No.)
         incorporation)
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              2791 RESEARCH DRIVE, ROCHESTER HILLS, MICHIGAN 48309
          (Address of Principal Executive Offices, including Zip Code)

                                 (248) 299-7500
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 20, 2006, Dura Holding Germany GmbH (the "Company"), a wholly owned subsidiary of Dura Automotive Systems, Inc.("Dura"), and Mr. Jurgen von Heyden,
Dura's Vice President and President - Body & Glass Division, reached an agreement whereby Mr. von Heyden's employment with the Company will terminate effective December 31, 2007 (the "Termination Date"). During the period between
October 1, 2006 to the Termination Date, the Company is required to continue to pay Mr. von Heyden's current monthly remuneration. During this period, Mr. von
Heyden will be entitled to bonus payments in accordance with the regulations stipulated in 9.3 of Mr. von Heyden's Service Contract for Managing Director, which provides that Mr. von Heyden will be entitled to continue to participate in Dura's Annual Bonus Plan on the basis of the average percentage paid to Dura's Leadership Team. The Company has agreed to pay the life and disability insurance premiums for Mr. von Heyden through the Termination Date. Effective immediately, Mr. von Heyden has been released from his work duties to the Company. During the term of employment, Mr. von Heyden is prohibited from engaging in any competitive activity and any income earned by Mr. von Heyden during this period will be set off against his claims under the service contract with the Company. Upon execution and performance of the agreement neither party has any further rights or claims against the other party from the employment relationship.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        DURA AUTOMOTIVE SYSTEMS, INC.


Date: October 20, 2006                  By /s/ Keith R. Marchiando
                                           -------------------------------------
                                           Keith R. Marchiando
                                           Vice President, Chief Financial
                                           Officer (principal accounting and
                                           financial officer)